UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2009

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2009, TranSwitch Corporation (the “Company”) received a NASDAQ Staff Determination Letter (the “Letter”) indicating that its common stock had not regained compliance with the $1.00 minimum bid price continued listing requirement set forth in NASDAQ Market Place Rule 5450(a)(2).  The Company had initially been notified by NASDAQ of such deficiency on January 28, 2008.  On July 30, 2008, the Company received notice from the Listing Qualifications Department of The NASDAQ Stock Market that its application to list common stock on The NASDAQ Capital Market was approved and its common stock began trading on the NASDAQ Capital Market on that date.  As a result of suspensions by NASDAQ of enforcement of the bid price and market value of publicly held shares as required pursuant to NASDAQ Marketplace Rule 4450(a)(5) between October 22, 2008 and July 31, 2009, the Company had until November 6, 2009 to regain compliance.  As the Company has not regained compliance, the NASDAQ Staff has determined to delist its securities from the Capital Market.

Accordingly, unless the Company requests an appeal of this determination, trading of its common stock will be suspended at the opening of business on November 16, 2009 and its common stock will be removed from listing and registration on The NASDAQ Stock Market.  The Company has filed the required appeal of the Staff's determination to a NASDAQ Hearings Panel (“Panel”), pursuant to the procedures set forth in the NASDAQ Marketplace Rule 5800 Series.  A hearing, if granted, will stay the delisting of the Company’s securities pending the Panel's decision.

In connection with the Company’s plan to regain compliance, on November 9, 2009, the Company announced the approval of a reverse stock split of shares of its common stock as further described below.

A copy of the Company’s press release dated November 12, 2009 announcing the receipt of the notice of delisting from NASDAQ is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On November 9, 2009, the Company issued a press release announcing that, its Board of Directors has approved a reverse stock split of its common stock at a ratio of one-for-eight. The reverse stock split, which was authorized by the stockholders at the annual meeting of stockholders held on May 21, 2009 and by the Board of Directors at a meeting held September 25, 2009, will take effect at 11:59 p.m. (Eastern time) on November 23, 2009 (the “Effective Time”).  Trading of the Company’s common stock on the NASDAQ Capital Market will continue, on a reverse stock split-adjusted basis, with the opening of the markets on November 24, 2009.

For the purpose of identifying a recent reverse stock split, the Company's trading symbol will be temporarily changed from “TXCC” to “TXCCD” for a period of twenty trading days beginning November 24, 2009.  The Company's trading symbol is expected to revert to TXCC on December 23, 2009.

As a result of the reverse stock split, each eight shares of the Company’s common stock that are issued and outstanding or held in treasury at the Effective Time will be automatically combined into one share, subject to the elimination of fractional shares as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2009.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 12, 2009 Announcing Notification of Delisting.

99.2	Press Release, dated November 9, 2009 Announcing Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

November 13, 2009	By:	/s/ Robert A. Bosi
Name: Robert A. Bosi
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 12, 2009 Announcing Notification of Delisting.

99.2	Press Release, dated November 9, 2009 Announcing Reverse Stock Split.